EXHIBIT 2


                        PENSUN ASSOCIATES
                          Balance Sheet
                           (Unaudited)


                                            September 30, 1997

               Assets

Current Assets:
     Cash                                    $    266,757
     Accounts Receivable, Net of Allowance
        for Doubtful Accounts of $0               191,853
     Other Current Assets                           6,605
                                              ___________
     Total Current Assets                         465,215
                                              ___________


Property and Equipment
     Land                                       2,156,532
     Building & Equipment                       9,971,575
     Furniture & Fixtures                         738,747
     Capitalized Leased Vehicle                    48,136
                                              ___________
                                               12,914,990
                                                  273,338
                                              ___________

     Less Accumulated Depreciation             12,641,652
                                              ___________

Security Deposits                                   3,382
Deferred Financing Fees, Net                      500,407
                                              ___________

     Total Assets                             $13,610,656
                                              ===========










               Liabilities and Partners' Capital

Current Liabilities:
     Accounts Payable & Accrued Expenses     $    160,390
     Deferred Revenue                             146,174
     Security Deposits Payable                    306,150
     Current Portion of Capital Lease               9,627
     Construction Loan Payable                 10,425,000
     Due to Affiliates                          3,388,014
                                             ____________
Total Current Liabilities                      14,435,355

Capitalized Lease                                  30,134
                                             ____________

     Total Liabilities                         14,465,489

Partners' Capital                                (854,833)
                                             ____________

Total Liabilities and Shareholders' Equity   $ 13,610,656
                                             ============


               See Notes to Financial Statements


























                         PENSUN ASSOCIATES
          Statement of Operations and Partners' Capital
                            (Unaudited)


                                             Nine Months
                                        Ended September 30, 1997

     Revenues                                $ 2,517,230

     Operating Expenses                        1,853,455
                                             ___________

     Operating Income                            663,775

     Interest Expense, Net                       639,301
     Depreciation and Amortization               361,645
                                             ___________

          Net Loss                              (337,171)

     Partners' Capital - Beginning              (517,662)
                                             ===========

     Partners' Capital - End                 $  (854,833)
                                             ===========


                    See Notes to Financial Statements






















                        PENSUN ASSOCIATES
                     Statement of Cash Flows
                         (Unaudited)


                                               Nine Months Ended
                                              September 30, 1997

Operating Activities:
     Net Loss                                     $ (337,171)
     Adjustments to Reconcile Net Loss to Net
       Cash: Depreciation and Amortization           361,645
     Changes in Assets and Liabilities:
      Accounts Receivable                            (191,853)
      Inventory                                       (6,605)
      Accounts Payable and Accrued Expenses          (63,591)
      Deferred Revenue                               146,174
      Security Deposits Payable                      282,500
                                                  __________


Net Cash Operating                                   191,099
                                                  __________

Investing Activities:
     Purchases of Property and Equipment             (15,270)
     Payments to Affiliates (Net)                 (1,161,798)
                                                  __________

Net Cash - Investing                              (1,177,068)

Financing Activities:
     Proceeds from Construction Financing          1,260,001
     Payments on Capital Lease                        (7,275)
                                                  __________

Net Cash - Financing                               1,252,726
                                                  __________

Net Increase in Cash                                 266,757
Cash - Beginning of Year                               0
                                                  __________

Cash - End of Year                                $  266,757
                                                  ==========


                    See Notes to Financial Statements


                         PENSUN ASSOCIATES
                         (A Partnership)

                    NOTES TO FINANCIAL STATEMENTS

Note A - Scope of Business

The Partnership was organized in the state of New York and is engaged in the operation of a one hundred thirty-nine (139) certified bed care facility in Lynbrook, New York. The facility was under construction during 1995 and 1996 and commenced operations in January, 1997.

Note B - Summary of Significant Accounting Policies

     Method of Accounting
     The Partnership maintains its books and prepares its financial statements on the accrual basis of accounting.

     Property, Equipment and Depreciation
     Property and equipment are stated at cost, less accumulated depreciation. Depreciation of property and equipment is provided over the estimated useful lives of the respective assets on the straight line basis as follows:

          Building and improvements          40 years
          Furniture and fixtures             7 years
          Vehicle                            5 years

Maintenance and repairs are charged to expense. The cost of property and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

     Deferred Financing Fees
     Deferred financing fees have been capitalized and are being amortized using the straight line method over a five year term, which was to be the initial term of the permanent debt.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results can differ from those estimates.

     Income Taxes
     Partnership profit and losses are reported by the individual partners on their personal tax returns. Accordingly, no provision for taxes is reflected in these financial statements.


Note C - Property and Equipment

Property and equipment consisted of the following:

          Land                               $ 2,156,532
          Building and Improvements            9,971,575
          Furniture, fixtures and equipment      738,747
          Capitalized lease vehicle               48,136
          Total property and equipment        12,914,990
          Accumulated Depreciation              (273,338)
                                             ____________

          Net property and equipment          12,641,652

Depreciation expense for the period ended September 30, 1997 was $273,338.

Note D - Construction Loan Payable

The Partnership entered into a financing arrangement with a bank to develop the facility. The construction loan commenced on October, 1995 and was available for an eighteen (18) month period (maturity date March 31, 1997), at which time the loan would be converted into a permanent mortgage. The maximum available debt was $10,500,000 with interest charged monthly on the aggregate outstanding principal balance at 1% in excess of the prime rate. The Partnership had the right to extend the construction loan period, which it did, prior to selling the facility (see Note G).

Note E - Capital Lease

The Partnership acquired a vehicle under the provisions of a long-term lease. For financial reporting purposes, minimum lease payments relating to the vehicle have been capitalized. The lease expires December, 2001. As of September 30, 1997, the cost capitalized was $48,136 and accumulated depreciation was $7,220.

The future minimum lease payments under capital lease and the net present value of future minimum lease payments at September 30, 1997 are as follows:






          Total minimum lease payments            $ 50,511
          Amount representing interest             (10,750)
                                                  _________

          Present value of net minimum
            lease payments                          39,761
          Current portion                           (9,627)
          Long-term capital lease obligation      $ 30,134



                         PENSUN ASSOCIATES
                         (A Partnership)

                  NOTES TO FINANCIAL STATEMENTS


Note F - Related Party Transactions

The facility was constructed and developed by companies related to the partners. All development and construction costs were requisitioned, in the normal course of business, by the related companies. As of September 30, 1997, the Partnership owed a balance of $3,388,014 to these related companies.

Note G - Sale of Facility

On September 30, 1997, the Partnership sold substantially all the assets and certain liabilities of the facility to Kapson Lynbrook
Corporation, a wholly-owned subsidiary of Kapson Senior Quarters
Corp.  The sale price was $25.8 million.